Exhibit 99.1

Company Contacts:

Michael McConnell

Chief Financial Officer

503-469-4652

mmcconnell@digimarc.com

Scott Liolios or Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

info@liolios.com

FOR IMMEDIATE RELEASE

Digimarc Reports First Quarter 2010 Financial Results

Beaverton, Ore. — April 30, 2010 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the first quarter ended March 31, 2010.

Revenues for the first quarter of 2010 increased 130% to $10.2 million from $4.4 million in the same quarter a year ago. The increase was primarily attributable to the previously announced licensing arrangement with Arbitron on March 23, 2010 that resulted in a payment to Digimarc of $4.5 million on March 29, 2010.

Net income for the first quarter of 2010 was $3.8 million or $0.51 per diluted share, an improvement from a net loss of $809,000 or $(0.11) per diluted share in the first quarter of 2009.

As of March 31, 2010, quarter-end cash and cash equivalents, and short-term and long-term marketable securities, increased 10% to $47.1 million from $42.8 million at the end of the prior quarter.

“Our first quarter was strong across the board and represents a solid start towards achieving our 2010 objectives,” said Bruce Davis, Digimarc’s chairman and CEO. “Our record results were driven by the Arbitron agreement, which further validates the strength of our intellectual property portfolio and long-term strategy of leveraging our technologies, brand recognition, and market experience to deliver event-driven growth.”

“We continue to execute on the key elements of this strategy,” added Davis, “which include generating innovations, broadening relevance of our IP, developing new business relationships and joint ventures, and balancing profitable growth with building long-term shareholder value.”

Conference Call

Digimarc will hold a conference call later today (April 30, 2010) to discuss these first quarter 2010 results. Chairman and CEO Bruce Davis and CFO Mike McConnell will host the call starting at 11:00 a.m. Eastern time (8:00 a.m. Pacific time). A question and answer session will follow management’s presentation.

The call will be broadcast live via webcast on Digimarc’s website at www.digimarc.com, and available for replay until May 14, 2010. Thereafter, the webcast will be archived and available at www.digimarc.com/investors/events.asp.

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded digital IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information, please visit www.digimarc.com.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements regarding our positioning for the year ahead, our ability to execute on the key elements of our strategy and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in the company’s Form 10-K for the year ended December 31, 2009 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Income Statement Information

(in thousands, expect per share amounts)

(unaudited)

	Three Month Information
	March 31, 2010	March 31, 2009
Revenue:
Service	$3,514	$2,470
License & subscription	6,678	1,959

Total revenue	10,192	4,429

Cost of revenue:
Service	1,800	1,417
License & subscription	57	68

Total cost of revenue	1,857	1,485

Gross profit:
Service	1,714	1,053
License & subscription	6,621	1,891

Total gross profit	8,335	2,944

Percentage of gross profit to revenues:
Service	49%	43%
License & subscription	99%	97%
Percentage of gross profit to total revenue	82%	66%

Operating expenses:
Sales and marketing	741	745
Research and development	1,259	1,271
General and administrative	1,885	1,628
Intellectual property	257	277

Total operating expenses	4,142	3,921

Operating income (loss)	4,193	(977)

Other income (expenses):
Net loss from joint ventures	(457)	—
Other	61	173

Other income (expenses), net	(396)	173

Provision for income taxes	(21)	(5)

Net income (loss)	$3,776	$(809)

Earnings (loss) per share:
Net income (loss) per share - basic	$0.53	$(0.11)
Net income (loss) per share - diluted	$0.51	$(0.11)
Weighted average shares outstanding - basic	7,096	7,158
Weighted average shares outstanding - diluted	7,387	7,158

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents (1)	$12,257	$8,884
Short-term marketable securities (1)	34,889	33,902
Trade accounts receivable, net	2,850	3,570
Other current assets	740	872

Total current assets	50,736	47,228
Property and equipment, net	1,032	1,114
Intangibles, net	1,536	1,302
Investments in joint ventures	652	409
Other assets, net	416	430

Total assets	$54,372	$50,483

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,010	$1,407
Deferred revenue	2,108	2,318

Total current liabilities	3,118	3,725
Long-term liabilities	82	99

Total liabilities	3,200	3,824

Commitments and contingencies

Stockholders’ equity:
Preferred stock	50	50
Common stock	7	7
Additional paid-in capital	50,020	49,283
Retained earnings	1,095	(2,681)

Total stockholders’ equity	51,172	46,659

Total liabilities and stockholders’ equity	$54,372	$50,483

(1)	Aggregate cash, cash equivalents, short-term marketable securities was $47,146 and $42,786 at March 31, 2010 and December 31, 2009, respectively.

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Month Information
	March 31, 2010	March 31, 2009
Cash flows from operating activities:
Net income (loss)	$3,776	$(809)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	166	135
Stock-based compensation	740	566
Net loss from joint ventures	457	—
Changes in operating assets and liabilities:
Trade accounts receivable, net	720	1,810
Other current assets	132	(67)
Other assets, net	14	(195)
Accounts payable and other accrued liabilities	(431)	(231)
Deferred revenue	(193)	(469)

Net cash provided by (used in) operating activities	5,381	740
Cash flows from investing activities:
Purchase of property and equipment	(71)	(128)
Capitalized patent costs	(236)	(182)
Investments in joint ventures	(700)	—
Sale or maturity of marketable securities	17,756	8,690
Purchase of marketable securities	(18,743)	(6,134)

Net cash provided by (used in) investing activities	(1,994)	2,246
Cash flows from financing activities:
Issuance of common stock	8	—
Purchase of common stock	(22)	—
Principal payments under capital lease obligations	—	(4)

Net cash provided by (used in) financing activities	(14)	(4)

Net increase (decrease) in cash and cash equivalents (2)	$3,373	$2,982

Cash equivalents and marketable securities at beginning of period	$42,786	$45,912
Cash equivalents and marketable securities at end of period	47,146	46,338

(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$4,360	$426

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